Exhibit 99.1

OP Bancorp Earns Record Net Income of $3.8 Million in the Second Quarter of 2018

2018 Second Quarter Highlights:

•	Net income totaled $3.8 million or $0.23 per diluted common share for the second quarter of 2018.
•	Net interest margin was 4.46% for the second quarter of 2018.
•	Total assets were $979 million at June 30, 2018, up 2.4% from $957 million at March 31, 2018, and up 17.2% from $835 million at June 30, 2017.
•	Net loans receivable were $816 million at June 30, 2018, up 4.1% from $784 million at March 31, 2018 and up 17.7% from $694 million at June 30, 2017.
•	Total deposits were $823 million at June 30, 2018, up 0.6% from $818 million at March 31, 2018 and up 12.3% from $733 million at June 30, 2017.
•	Noninterest bearing deposits at June 30, 2018 were $270 million or 32.8% of total deposits.
•	Nonperforming assets to total assets were 0.10% at June 30, 2018.

LOS ANGELES, July 26, 2018 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported unaudited financial results for the second quarter and first six months of 2018.  Net income for the second quarter of 2018 was $3.8 million, or $0.23 per diluted common share, compared with net income of $3.2 million, or $0.22 per diluted share for the first quarter of 2018, and net income of $2.5 million, or $0.18 per diluted share for the second quarter of 2017.

“We are happy to announce another strong quarter, with record net income of $3.8 million for the three months ended June 30, 2018, a 53.9% increase compared to $2.5 million for the same period last year.  Our loan growth continues to be strong, growing 4.1% quarter-over-quarter and 17.6% year-over-year, while maintaining an excellent asset quality” commented Min Kim, President and Chief Executive Officer of OP Bancorp and Open Bank.

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Income Statement Data:
Interest income	$12,062	$11,180	$9,601
Interest expense	2,075	1,621	1,007
Net interest income	9,987	9,559	8,594
Provision for loan losses	33	575	170
Noninterest income	2,783	2,212	2,210
Noninterest expense	7,478	6,811	6,553
Income before taxes	5,259	4,385	4,081
Provision for income taxes	1,468	1,169	1,618
Net Income	$3,791	$3,216	$2,463
Diluted earnings per share	$0.23	$0.22	$0.18
Balance Sheet Data:
Loans held for sale	$8,718	$18,571	$3,549
Gross loans, net of unearned income	826,040	793,751	702,413
Allowance for loan losses	9,723	9,716	8,556
Total assets	979,441	956,842	835,418
Deposits	823,373	818,280	732,940
Shareholders’ equity	121,393	117,260	86,738
Performance Ratios:
Return on average assets (annualized)	1.61%	1.43%	1.24%
Return on average equity (annualized)	12.70%	13.64%	11.55%
Net interest margin (annualized)	4.46%	4.56%	4.58%
Efficiency ratio (1)	58.56%	57.86%	60.65%
Credit Quality:
Nonperforming loans	$991	$592	$781
Nonperforming assets	991	592	781
Net charge-offs to average gross loans (annualized)	0.01%	0.00%	0.00%
Nonperforming assets to gross loans plus OREO	0.12%	0.07%	0.11%
ALL to nonperforming loans	981%	1641%	1096%
ALL to gross loans	1.18%	1.22%	1.22%
Capital Ratios:
Total risk-based capital ratio	16.09%	16.17%	13.60%
Tier 1 risk-based capital ratio	14.90%	14.93%	12.36%
Common equity tier 1 ratio	14.90%	14.93%	12.36%
Leverage ratio	12.91%	13.09%	10.89%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For the Six Months Ended
	June 30,	June 30,
	2018	2017
Income Statement Data:
Interest income	$23,242	$18,786
Interest expense	3,695	1,985
Net interest income	19,547	16,801
Provision for loan losses	609	711
Noninterest income	4,996	4,453
Noninterest expense	14,290	12,941
Income before taxes	9,644	7,602
Provision for income taxes	2,637	2,993
Net Income	$7,007	$4,609
Diluted earnings per share	$0.45	$0.33
Performance Ratios:
Return on average assets (annualized)	1.52%	1.17%
Return on average equity (annualized)	13.11%	10.98%
Net interest margin (annualized)	4.51%	4.53%
Efficiency ratio (1)	58.22%	60.89%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Results of Operations

Net interest income before provision for loan losses for the second quarter of 2018 was $10.0 million, an increase of $428 thousand, or 4.5%, compared to $9.6 million for the first quarter of 2018, primarily due to an $882 thousand increase in interest income, partially offset by a $454 thousand increase in interest expense.

Interest income from the contractual interest rates on loans increased $861 thousand, or 8.5%, during the second quarter, reflecting a 5.4% increase in average loans, including loans held for sale, and a 10 basis point increase in the average contractual interest rate from the increase in Fed funds rate in June 2018 of 25 basis points.   The amount of discount accretion on SBA loans decreased $86 thousand during the quarter due to a reduction in SBA loan payoffs during the second quarter of 2018.  The reported interest income on loans, net of SBA discount accretions and other components, increased $822 thousand during the quarter.

The reported interest income and yield on our loan portfolio are impacted by a number of components, including changes in the average contractual interest rate earned on loans and the amount of discount accretion on SBA loans.  The following table reconciles the contractual interest income and yield on our loan portfolio to the reported interest income and yield for the periods indicated.

	Three Months Ended
	June 30, 2018		March 31, 2018		June 30, 2017
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$11,046	5.34%	$10,185	5.24%	$8,693	5.03%
SBA discount accretion	481	0.23%	567	0.29%	533	0.31%
Amortization of net deferred fees/(costs)	98	0.05%	51	0.03%	51	0.03%
Interest recognized on nonaccrual loans	9	0.00%	20	0.01%	48	0.03%
Prepayment penalties and late fees	36	0.02%	25	0.01%	13	0.01%
Yield on loans (as reported)	$11,670	5.64%	$10,848	5.58%	$9,338	5.40%

	Six Months Ended
	June 30, 2018		June 30, 2017
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$21,229	5.29%	$17,440	5.10%
SBA discount accretion	1,048	0.26%	655	0.19%
Amortization of net deferred fees/(costs)	150	0.04%	81	0.02%
Interest recognized on nonaccrual loans	29	0.01%	72	0.02%
Prepayment penalties and late fees	61	0.02%	18	0.01%
Yield on loans (as reported)	$22,517	5.61%	$18,266	5.34%

Interest expense for the second quarter of 2018 increased $454 thousand compared to the first quarter of 2018, due to an increase of $26.8 million, or 5.0% in average balance of interest-bearing liabilities and an increase of 25 basis points in average cost of interest-bearing liabilities, primarily due to the aforementioned increase in Fed funds rate.

Net interest margin for the second quarter of 2018 decreased 10 basis points to 4.46% from 4.56% for the first quarter of 2018, primarily due to the increase in the cost of interest-bearing liabilities, partially offset by the increase in the reported yield on loans.

Net interest income before provision for loan losses for the second quarter of 2018 increased $1.4 million, or 16.2%, to $10.0 million, compared to $8.6 million for the second quarter of 2017, primarily due to a $2.5 million or 25.6%, increase in interest income, partially offset by an increase of $1.1 million in interest expense.

The increase in interest income was primarily due to a 19.7% increase in average loans, including loans held for sale, and a 24 basis point increase in the yield on average loans to 5.64% from 5.40% for the second quarter of 2017.

The increase in interest expense was due to a 26.1% increase in average interest-bearing liabilities and a 57 basis point increase in the cost of interest-bearing liabilities.  The increases in the average yields on loans and average cost of deposits were primarily due to cumulative market rate increases by the Federal Reserve of 75 basis points through three rate hikes of 25 basis points in each of December 2017, March 2018 and June 2018.

Net interest margin for the second quarter of 2018 decreased 12 basis points to 4.46% from 4.58% for the second quarter of 2017.

Net interest income for the six months ended June 30, 2018 increased $2.7 million, or 16.3%, to $19.5 million, compared to $16.8 million for the same period last year, primarily due to a $4.5 million, or 23.7%, increase in interest income, partially offset by an increase of $1.7 million in interest expense.

The increase in interest income for the six months ended June 30, 2018 was primarily due to a 17.3% increase in average loans, including loans held for sale, and a 27 basis point increase in the yield on average loans to 5.61% from 5.34% for the six months ended June 30, 2017.   The increase in interest expense was due to a 21.7% increase in average interest bearing liabilities and a 47 basis point increase in the cost of average interest-bearing liabilities to 1.36% from 0.89% for the six months ended June 30, 2017.

The following table shows the asset yields, liability costs, spreads and margins.

	Three Months Ended			Percentage Change
	June 30,	March 31,	June 30,	Q2-18	Q2-18
	2018	2018	2017	vs. Q1-18	vs. Q2-17
Yield on loans	5.64%	5.58%	5.40%	0.06%	0.24%
Yield on interest-earning assets	5.39%	5.34%	5.11%	0.05%	0.28%
Cost of interest-bearing liabilities	1.48%	1.23%	0.91%	0.25%	0.57%
Cost of deposits	1.02%	0.81%	0.57%	0.21%	0.45%
Cost of funds	1.02%	0.83%	0.57%	0.19%	0.45%
Net interest spread	3.91%	4.11%	4.20%	-0.20%	-0.29%
Net interest margin	4.46%	4.56%	4.58%	-0.10%	-0.12%

	Six Months Ended		Percentage Change
	June 30,	June 30,	2018 YTD
	2018	2017	vs. 2017 YTD
Yield on loans	5.61%	5.34%	0.27%
Yield on interest-earning assets	5.36%	5.06%	0.30%
Cost of interest-bearing liabilities	1.36%	0.89%	0.47%
Cost of deposits	0.91%	0.57%	0.34%
Cost of funds	0.92%	0.57%	0.35%
Net interest spread	4.00%	4.17%	-0.17%
Net interest margin	4.51%	4.53%	-0.02%

The provision for loan losses for the second quarter of 2018 decreased $542 thousand to $33 thousand from $575 thousand for the first quarter of 2018. The provision for loan losses for the second quarter of 2018 decreased $137 thousand compared to $170 thousand for the second quarter of 2017.

Noninterest income for the second quarter of 2018 was $2.8 million, an increase of $571 thousand, or 25.8%, from $2.2 million for the first quarter of 2018, primarily due to an increase in gain on sale of SBA loans, partially offset by a decrease in service fees on deposits.  Gain on sale of SBA loans increased $739 thousand to $1.7 million for the second quarter of 2018 from $989 thousand for the first quarter of 2018.  We sold $24.8 million in SBA loans with an average premium of 8.60% in the second quarter of

2018, compared to the sale of $13.4 million in SBA loans with an average premium of 8.66% in the first quarter of 2018.  Service charges on deposit accounts decreased $139 thousand during the quarter due to decreased activities on noninterest bearing deposit accounts.

Noninterest income for the second quarter of 2018 increased $574 thousand, or 26.0%, compared to $2.2 million for the second quarter of 2017, primarily due to $576 thousand increase in gain on sale of SBA loans from $1.2 million in the second quarter of 2017.  We sold $16.2 million in SBA loans with an average premium of 8.63% in the second quarter of 2017.

Noninterest expense for the second quarter of 2018 was $7.5 million, an increase of $667 thousand, or 9.8%, compared to $6.8 million for the first quarter of 2018.  The increase was primarily due to a $404 thousand increase in salary and employee benefits, a $94 thousand increase in other expenses, an $86 thousand increase in promotion and advertising and a $57 thousand increase in foundation donation and other contributions.  The increases in salary and employee benefits, other expenses, and promotion and advertising were primarily driven by supporting continued growth of the Company, and the increase in foundation donation and other contributions was in line with the increase in net income for the second quarter of 2018.

Noninterest expense for the second quarter of 2018 increased $926 thousand, or 14.1%, compared to $6.6 million for the second quarter of 2017.  The increase was primarily due to a $490 thousand increase in salary and employee benefits, a $138 thousand increase in other expenses and a $133 thousand increase in foundation donation and other contributions, which were in line with the growth of the Company.

Income tax provision for the second quarter of 2018 was $1.5 million, compared to $1.2 million for the first quarter of 2018 and $1.6 million for the second quarter of 2017.  The effective tax rate for the second quarter of 2018 was 27.9%, compared to 26.7% for the first quarter of 2018 and 39.6% for the second quarter of 2017.

Balance Sheet

Total assets were $979.4 million at June 30, 2018, an increase of $22.6 million, or 2.4%, from $956.8 million at March 31, 2018, and an increase of $144.0 million, or 17.2%, from $835.4 million at June 30, 2017.  Gross loans, net of unearned income, were $826.0 million at June 30, 2018, an increase of $32.2 million, or 4.1%, from $793.8 million at March 31, 2018, and an increase of $123.6 million, or 17.6%, from $702.4 million at June 30, 2017.

New loan originations for the second quarter of 2018 totaled $92.0 million, including SBA loan originations of $29.3 million, compared to $100.9 million, including SBA loan originations of $16.4 million for the first quarter of 2018.  New loan originations for the second quarter of 2017 were $69.6 million, including SBA loan originations of $24.1 million.  Loan payoffs for the second quarter of 2018 were $30.1 million, compared to $32.2 million for the first quarter of 2018, and $32.4 million for the second quarter of 2017.

Total deposits were $823.4 million at June 30, 2018, an increase of $5.1 million, or 0.6%, from $818.3 million at March 31, 2018, and an increase of $90.4 million, or 12.3%, from $732.9 million at June 30, 2017.  Noninterest bearing deposits were $270.1 million at June 30, 2018, a decrease of $18.9 million, or 6.5%, from $289.0 million at March 31, 2018, and a decrease of $16.8 million, or 5.8%, from $286.9 million at June 30, 2017.

Noninterest bearing deposits accounted for 32.8% of total deposits at June 30, 2018, compared to 35.3% at March 31, 2018 and 39.1% at June 30, 2017.

	As of
	June 30,	March 31,	June 30,
	2018	2018	2017
Noninterest bearing deposits	32.8%	35.3%	39.1%
Interest bearing demand deposits	29.7%	32.0%	34.6%
Savings	0.4%	0.5%	0.7%
Time deposits over $250,000	17.2%	15.2%	11.7%
Other time deposits	19.9%	17.0%	13.9%
Total deposits	100.0%	100.0%	100.0%

The Company had a $25 million advance from the Federal Home Loan Bank (“FHLB”) at June 30, 2018, which was paid off on July 2, 2018 as scheduled.  The Company had advances of $10 million at March 31, 2018 and June 30, 2017.

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at June 30, 2018, as summarized in the following table.

			Financial	Basel III
			Institution	Minimal
			Basel III	Requirement (1)
			Regulatory	Effective
Capital Ratios	OP Bancorp	Open Bank	Guidelines	January 1, 2019
Total risk-based	16.09%	16.08%	10.00%	10.50%
Tier 1 risk-based	14.90%	14.89%	8.00%	8.50%
Common equity tier 1 Risk-Based	14.90%	14.89%	6.50%	7.00%
Leverage	12.91%	12.90%	5.00%	4.00%

(1) Requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

Asset Quality

Nonperforming loans were $991 thousand at June 30, 2018, an increase of $399 thousand from $592 thousand at March 31, 2018 and an increase of $210 thousand from $781 thousand at June 30, 2017.

Nonperforming assets were $991 thousand, or 0.10% of total assets, at June 30, 2018, $592 thousand, or 0.06% of total assets, at March 31, 2018 and $781 thousand, or 0.09% of total assets, at June 30, 2017.  There was no other real estate owned (“OREO”) at June 30, 2018, March 31, 2018, or June 30, 2017.

Nonperforming loans to gross loans were 0.12% at June 30, 2018, compared to 0.07% at March 31, 2018 and 0.11% at June 30, 2017.  Total classified loans were $3.6 million, or 0.44% of gross loans, at June 30, 2018, compared to $3.4 million, or 0.43% of gross loans, at March 31, 2018 and $2.6 million, or 0.36% of gross loans, at June 30, 2017.

The allowance for loan losses was $9.7 million at June 30, 2018 and at March 31, 2018, and $8.6 million at June 30, 2017.  The allowance for loan losses was 1.18% of gross loans at June 30, 2018 and 1.22% of gross loans at March 31, 2018 and at June 30, 2017.  The allowance for loan losses was 981% of nonperforming assets at June 30, 2018, 1,641% at March 31, 2018 and 1,096% at June 30, 2017.

About OP Bancorp

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.”  The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with eight full branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Gardena, Buena Park, and Santa Clara.  The Bank also has three loan production offices in Seattle, Washington, Dallas, Texas, and Atlanta, Georgia.  The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010.  Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com  Member FDIC, Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan loss;  factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth;  interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;  external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;  continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are;  challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;  restraints on the ability of the Bank to pay dividends to us, which could limit our liquidity;  increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;  a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel;  disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;  compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports including its Registration Statement on Form S-1 effective as of March 27, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update such forward-looking statements.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact

Investor Relations

OP Bancorp

Christine Oh

EVP & CFO

213.892.1192

Christine.oh@myopenbank.com

Consolidated Balance Sheet (unaudited)
(Dollars in thousands)
	6/30/2018	3/31/2018	% change	6/30/2017	% change
Assets
Cash and due from banks	$61,252	$69,900	-12.4%	$67,533	-9.3%
Securities available for sale, at fair value	45,006	36,938	21.8%	32,557	38.2%
Other investments	7,226	6,746	7.1%	4,287	68.6%
Loans held for sale	8,718	18,571	-53.1%	3,549	145.6%
Real Estate Loans	465,125	455,663	2.1%	382,212	21.7%
SBA Loans	125,378	113,491	10.5%	109,659	14.3%
C & I Loans	117,353	114,747	2.3%	103,788	13.1%
Home Mortgage Loans	114,710	106,187	8.0%	102,422	12.0%
Consumer & Other Loans	3,474	3,663	-5.2%	4,332	-19.8%
Gross loans, net of unearned income	826,040	793,751	4.1%	702,413	17.6%
Allowance for loan losses	(9,723)	(9,716)	0.1%	(8,556)	13.6%
Net loans receivable	816,317	784,035	4.1%	693,857	17.6%
Premises and equipment, net	4,818	4,707	2.4%	4,654	3.5%
Accrued interest receivable	2,598	2,504	3.8%	2,031	27.9%
Servicing assets	6,994	6,725	4.0%	6,964	0.4%
Company owned life insurance	11,243	11,165	0.7%	10,930	2.9%
Deferred tax assets	4,239	4,003	5.9%	3,534	19.9%
Other assets	11,030	11,548	-4.5%	5,522	99.7%
Total assets	$979,441	$956,842	2.4%	$835,418	17.2%

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$270,144	$289,012	-6.5%	$286,900	-5.8%
Savings	3,097	3,914	-20.9%	5,130	-39.6%
Money market and others	244,620	261,506	-6.5%	253,315	-3.4%
Time deposits over $250,000	141,823	124,637	13.8%	85,918	65.1%
Other time deposits	163,689	139,211	17.6%	101,677	61.0%
Total deposits	823,373	818,280	0.6%	732,940	12.3%
Other borrowings	25,000	10,000	150.0%	10,000	150.0%
Accrued interest payable	873	558	56.5%	366	138.5%
Other liabilities	8,802	10,744	-18.1%	5,374	63.8%
Total liabilities	858,048	839,582	2.2%	748,680	14.6%

Common stock	90,894	90,677	0.2%	67,829	34.0%
Additional paid-in capital	5,720	5,526	3.5%	5,015	14.1%
Retained earnings	25,631	21,840	17.4%	13,996	83.1%
Accumulated other comprehensive loss	(852)	(783)	8.8%	(102)	735.3%
Total shareholders' equity	121,393	117,260	3.5%	86,738	40.0%

Total Liabilities and Shareholders' Equity	$979,441	$956,842	2.4%	$835,418	17.2%

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Three Months Ended
	6/30/2018	3/31/2018	% change	6/30/2017	% change
Interest income
Interest and fees on loans	$11,670	$10,848	7.6%	$9,338	25.0%
Interest on securities available for sale	208	188	10.6%	147	41.5%
Other interest income	184	144	27.8%	116	58.6%
Total interest income	12,062	11,180	7.9%	9,601	25.6%
Interest expense
Interest on deposits	2,060	1,534	34.3%	1,001	105.8%
Interest on borrowed funds	15	87	-82.8%	6	150.0%
Total interest expense	2,075	1,621	28.0%	1,007	106.1%
Net interest income	9,987	9,559	4.5%	8,594	16.2%
Provision for loan losses	33	575	-94.3%	170	-80.6%
Net interest income after provision for loan losses	9,954	8,984	10.8%	8,424	18.2%
Noninterest income
Service charges on deposits	398	537	-25.9%	388	2.6%
Loan servicing fees, net of amortization	372	324	14.8%	374	-0.5%
Gain on sale of loans	1,728	989	74.7%	1,152	50.0%
Other income	285	362	-21.3%	295	-3.4%
Total noninterest income	2,783	2,212	25.8%	2,209	26.0%
Noninterest expense
Salaries and employee benefits	4,615	4,211	9.6%	4,125	11.9%
Occupancy and equipment	1,064	1,026	3.7%	969	9.8%
Data processing and communication	297	331	-10.3%	335	-11.3%
Professional fees	166	152	9.2%	146	13.7%
FDIC insurance and regulatory assessments	104	96	8.3%	100	4.0%
Promotion and advertising	231	145	59.3%	155	49.0%
Directors’ fees	209	209	0.0%	201	4.0%
Foundation donation and other contributions	386	329	17.3%	253	52.6%
Other expenses	406	312	30.1%	268	51.5%
Total noninterest expense	7,478	6,811	9.8%	6,552	14.1%
Income before income taxes	5,259	4,385	19.9%	4,081	28.9%
Provision for income taxes	1,468	1,169	25.6%	1,618	-9.3%
Net income (loss)	$3,791	$3,216	17.9%	$2,463	53.9%

Book value per share	$7.77	$7.55	2.9%	$6.65	16.8%
Basic EPS	$0.24	$0.23	4.3%	$0.18	33.3%
Diluted EPS	$0.23	$0.22	4.5%	$0.18	27.8%

Shares of common stock outstanding	15,629,215	15,530,527	0.6%	13,045,833	19.8%
Weighted Average Shares:
- Basic	15,577,775	13,292,083	17.2%	13,008,985	19.7%
- Diluted	16,110,460	13,826,956	16.5%	13,409,230	20.1%

Key Ratios
(Dollars in thousands, except ratios)	Three Months Ended
	6/30/2018	3/31/2018	% change	6/30/2017	% change
Return on average assets (ROA)*	1.61%	1.43%	0.18%	1.24%	0.37%
Return on average equity (ROE) *	12.70%	13.64%	-0.94%	11.55%	1.15%
Net interest margin *	4.46%	4.56%	-0.10%	4.58%	-0.12%
Efficiency ratio	58.56%	57.86%	0.70%	60.65%	-2.09%

Total Risk Based Capital Ratio	16.09%	16.17%	-0.08%	13.60%	2.49%
Tier 1 Capital Ratio	14.90%	14.93%	-0.03%	12.36%	2.54%
Common Equity Tier 1 Ratio	14.90%	14.93%	-0.03%	12.36%	2.54%
Tier 1 Leverage Ratio	12.91%	13.09%	-0.18%	10.89%	2.02%

* Annualized

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Six Months Ended
	6/30/2018	6/30/2017	% change
Interest income
Interest and fees on loans	$22,517	$18,267	23.3%
Interest on securities available for sale	396	290	36.6%
Other interest income	329	229	43.7%
Total interest income	23,242	18,786	23.7%
Interest expense
Interest on deposits	3,593	1,972	82.2%
Interest on borrowed funds	102	13	684.6%
Total interest expense	3,695	1,985	86.1%
Net interest income	19,547	16,801	16.3%
Provision for loan losses	609	711	-14.3%
Net interest income after provision for loan losses	18,938	16,090	17.7%
Noninterest income
Service charges on deposits	935	807	15.9%
Loan servicing fees, net of amortization	696	740	-5.9%
Gain on sale of loans	2,717	2,345	15.9%
Other income	648	561	15.5%
Total noninterest income	4,996	4,453	12.2%
Noninterest expense
Salaries and employee benefits	8,826	8,148	8.3%
Occupancy and equipment	2,089	1,933	8.1%
Data processing and communication	627	666	-5.9%
Professional fees	318	286	11.2%
FDIC insurance and regulatory assessments	200	200	0.0%
Promotion and advertising	377	300	25.7%
Directors’ fees	418	396	5.6%
Foundation donation and other contributions	715	468	52.8%
Other expenses	720	544	32.4%
Total noninterest expense	14,290	12,941	10.4%
Income before income taxes	9,644	7,602	26.9%
Provision for income taxes	2,637	2,993	-11.9%
Net income (loss)	$7,007	$4,609	52.0%

Book value per share	$7.77	$6.65	16.8%
Basic EPS	$0.47	$0.34	38.2%
Diluted EPS	$0.45	$0.33	36.4%

Shares of common stock outstanding	15,629,215	13,045,833	19.8%
Weighted Average Shares:
- Basic	14,441,241	12,967,695	11.4%
- Diluted	14,951,581	13,365,453	11.9%

Key Ratios
(Dollars in thousands, except ratios)	Six Months Ended
	6/30/2018	6/30/2017	% change
Return on average assets (ROA)*	1.52%	1.17%	0.35%
Return on average equity (ROE) *	13.11%	10.98%	2.13%
Net interest margin *	4.51%	4.53%	-0.02%
Efficiency ratio	58.22%	60.89%	-2.67%

Total Risk Based Capital Ratio	16.09%	13.60%	2.49%
Tier 1 Capital Ratio	14.90%	12.36%	2.54%
Common Equity Tier 1 Ratio	14.90%	12.36%	2.54%
Tier 1 Leverage Ratio	12.91%	10.89%	2.02%

* Annualized

Asset Quality
(Dollars in thousands, except ratios)	Three Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Nonaccrual Loans	$642	$241	$683	$377	$421
Loans 90 days or more past due, accruing	-	-	-	-	-
Accruing restructured loans	349	351	354	357	360
Nonperforming loans	991	592	1,037	734	781
Other real estate loans (OREO)	-	-	-	-	-
Nonperforming assets	991	592	1,037	734	781

Classified loans	3,606	3,356	2,088	2,138	2,561

Nonperforming assets/total assets	0.10%	0.06%	0.12%	0.08%	0.09%
Nonperforming assets/gross loans plus OREO	0.12%	0.07%	0.14%	0.10%	0.11%
Nonperforming loans/gross loans	0.12%	0.07%	0.14%	0.10%	0.11%
Allowance for loan losses/nonperforming loans	981%	1641%	881%	1214%	1096%
Allowance for loan losses/nonperforming assets	981%	1641%	881%	1214%	1096%
Allowance for loan losses/gross loans	1.18%	1.22%	1.22%	1.21%	1.22%
Classified loans/gross loans	0.44%	0.43%	0.28%	0.29%	0.36%

Net charge-offs	$26	$(2)	$92	$(75)	$(6)
Net charge-offs to average gross loans *	0.01%	0.00%	0.05%	-0.04%	0.00%

* Annualized

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Earning assets:
Federal funds sold and other investments	$26,857	$184	2.72%	$21,887	$144	2.64%	$25,988	$116	1.78%
Securities available for sale	40,372	208	2.06	38,211	188	1.97	33,216	147	1.77
Total investments	67,229	392	2.33	60,098	332	2.21	59,204	263	1.77
Real estate	464,899	6,008	5.18	444,224	5,535	5.05	366,033	4,393	4.81
SBA	143,604	2,714	7.58	134,935	2,550	7.67	118,438	2,171	7.35
C & I	107,546	1,473	5.49	100,187	1,366	5.53	101,290	1,382	5.47
Home Mortgage	110,476	1,425	5.16	104,254	1,345	5.16	103,213	1,331	5.16
Consumer	3,608	50	5.56	3,630	52	5.68	4,492	61	5.45
Loans (1)	830,133	11,670	5.64	787,230	10,848	5.58	693,466	9,338	5.40
Total earning assets	897,362	12,062	5.39	847,328	11,180	5.34	752,670	9,601	5.11
Noninterest-earning assets	46,970			52,084			42,296
Total assets	$944,332			$899,412			$794,966

Interest-bearing liabilities:
NOW and savings deposits	$6,615	4	0.24%	$6,404	4	0.25%	$5,951	4	0.27%
Money market deposits	253,162	804	1.27	260,912	708	1.10	249,679	547	0.88
Time deposits	298,535	1,252	1.68	243,597	822	1.37	186,896	450	0.97
Total interest-bearing deposits	558,312	2,060	1.48	510,913	1,534	1.22	442,526	1,001	0.91
Borrowings	3,132	15	1.92	23,779	87	1.49	2,804	6	0.86
Total interest-bearing liabilities	561,444	2,075	1.48	534,692	1,621	1.23	445,330	1,007	0.91

Noninterest-bearing liabilities:
Noninterest-bearing deposits	254,700			260,221			258,912
Other noninterest-bearing liabilities	8,814			10,180			5,400
Total noninterest-bearing liabilities	263,514			270,401			264,312
Shareholders’ equity	119,374			94,319			85,324
Total liabilities and shareholders’ equity	$944,332			$899,412			$794,966

Net interest income / interest rate spreads		$9,987	3.91%		$9,559	4.11%		$8,594	4.20%

Net interest margin			4.46%			4.56%			4.58%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$813,012	$2,060	1.02%	$771,134	$1,534	0.81%	$701,438	$1,001	0.57%
Total funding liabilities / cost of funds	$816,144	$2,075	1.02%	$794,913	$1,622	0.83%	$704,242	$1,007	0.57%

(1) Includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Earning assets:
Federal funds sold and other investments	$24,386	$327	2.67%	$24,088	$228	1.89%
Securities available for sale	39,297	397	2.02	33,979	291	1.71
Total investments	63,683	724	2.26	58,067	519	1.79
Real estate	454,619	11,543	5.12	364,069	8,637	4.78
SBA	139,293	5,264	7.62	116,579	4,193	7.25
C & I	103,887	2,839	5.51	99,871	2,612	5.27
Home Mortgage	107,382	2,770	5.16	104,132	2,698	5.18
Consumer	3,619	101	5.63	4,652	126	5.46
Loans (1)	808,800	22,517	5.61	689,303	18,266	5.34
Total earning assets	872,483	23,241	5.36	747,370	18,785	5.06
Noninterest-earning assets	49,512			40,104
Total assets	$921,995			$787,474

Interest-bearing liabilities:
NOW and savings deposits	$6,511	7	0.22%	$5,706	7	0.25%
Money market deposits	257,015	1,512	1.19	254,032	1,090	0.87
Time deposits	271,218	2,074	1.54	187,254	874	0.94
Total interest-bearing deposits	534,744	3,593	1.35	446,992	1,971	0.89
Borrowings	13,398	102	1.54	3,515	13	0.75
Total interest-bearing liabilities	548,142	3,695	1.36	450,507	1,984	0.89

Noninterest-bearing liabilities:
Noninterest-bearing deposits	257,445			247,615
Other noninterest-bearing liabilities	9,493			5,391
Total noninterest-bearing liabilities	266,938			253,006
Shareholders’ equity	106,915			83,961
Total liabilities and shareholders’ equity	$921,995			$787,474

Net interest income / interest rate spreads		$19,546	4.00%		$16,801	4.17%

Net interest margin			4.51%			4.53%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$792,189	$3,593	0.91%	$694,607	$1,971	0.57%
Total funding liabilities / cost of funds	$805,587	$3,695	0.92%	$698,122	$1,984	0.57%

(1) Includes loans held for sale.